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                                                                    Exhibit 99.1

                             --------------------
                                 NEWS RELEASE
                             --------------------

                                                For Further Information Contact:
                                              Dickerson Wright, Chairman and CEO
FOR IMMEDIATE RELEASE                                     U.S. Laboratories Inc.
                                                                  (858) 715-5800
                                     Rudy R. Miller, Chairman, President and CEO
                                                                The Miller Group
                                                                  (602) 225-0504
                                                        (602) 225-9024 Facsimile


       U.S. LABORATORIES COMPLETES ACQUISITION OF EARTH CONSULTANTS INC.
                               FOR $1.6 MILLION

SAN DIEGO, CALIFORNIA, December 6, 2000 -- U.S. Laboratories Inc. (Nasdaq:
USLB), completing its sixth acquisition of the year 2000, announced today it has acquired Earth Consultants Inc. (ECI), a geotechnical engineering and construction services company founded in 1975. ECI, with a staff of approximately 30, is headquartered in Seattle, Washington, one of the fastest growing areas in the nation.

"The acquisition of ECI introduces U.S. Laboratories (U.S. Labs) to the Pacific Northwest, an area we have been targeting for expansion, and provides a natural link with our existing California operations," commented Dickerson Wright, chairman and chief executive officer of U.S. Labs. "ECI has a long history of profitable operations under the leadership of Robert Levinson, the company's founder. We are especially excited to have Bob join U.S. Labs as an important stockholder."

ECI has performed more than 5,000 projects in the Pacific Northwest's complex geotechnical environment. The projects extend through Washington, Oregon, Montana, Alaska, and northern California, and include numerous public and private infrastructure undertakings as well as commercial, industrial and residential projects.

"The acquisition was made for $1.6 million in cash, stock and notes. With ECI's track record of profitability and the positive economic prospects for the Pacific Northwest, we feel confident this acquisition will be accretive to U. S. Labs' earnings and contribute to our company's future growth," Wright further stated.

"We will continue during 2001 to focus on growing U.S. Labs internally as well as through acquisitions. We remain interested in opportunities that will offer us new market area diversification, and enhance our growth and profitability," concluded Wright.

                                                                         more...
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U.S. LABORATORIES INC.
Completes Acquisition of Earth Consultants Inc. for $1.6 Million
December 6, 2000
Page 2

   U.S. Laboratories Inc. provides numerous quality control specialty services to the construction, manufacturing and related engineering and architectural design industries. The company has eight subsidiaries that are strategically located along the Pacific, Atlantic and Florida Gulf coasts and major markets within the northeast and southwest regions of the United States. Project assignments constitute all categories of construction and manufacturing from private commercial clients, public interest clients and public sector clients. The company specializes in working with various municipalities of major metropolitan cities, nationally recognized corporations and a broad range of education and medical facilitators.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to, the Company's management and are subject to certain risks or uncertainties. The Company cautions readers of this press release that numerous factors could cause the Company's actual results, performance or achievements in 2000 and beyond to differ materially from the results, performance or achievements expressed in, or implied by, such forward-looking statements. Investors should refer to documents that the Company files from time to time with the Securities and Exchange Commission for a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release. Such filings include, without limitation, the Company's Form 10-K, Form 10-Q and Form 8-K reports.


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